SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               FORM 8-K/A NO. 1


                                CURRENT REPORT

                                _____________

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


                       Date of Report: January 26, 1998



                       RECKSON ASSOCIATES REALTY CORP.
            (Exact name of Registrant as specified in its Charter)



                                   Maryland
                           (State of Incorporation)



           1-13762                                       11-3233650
    (Commission File Number)                       (IRS Employer Id. Number)



              225 Broadhollow Road                                     11747
               Melville, New York                                   (Zip Code)
      (Address of principal executive offices)


                                (516) 694-6900
                 (Registrant's telephone number, including area code)

This Form 8-K/A is being filed to update the Form 8-K filed on January 26, 1998.

ITEM 5.   OTHER EVENTS

     On January 22, 1998, Reckson Associates Realty Corp. ("Reckson") announced that on January 16, 1998 Reckson Services Industries Inc. ("RSI"), a subsidiary of Reckson Operating Partnership, L.P., filed a registration statement on Form S-1 with the Securities and Exchange Commission (File No. 333-44419) to register shares of RSI's common stock in connection with the spin-off distribution of such shares.

     RSI has been formed to (i) identify and acquire interests in operating companies that engage in businesses that provide services primarily directed towards occupants of office, industrial and other property types that Reckson may not be permitted to provide under Federal tax laws applicable to a real estate investment trust ("REIT") or that Reckson has traditionally not performed (collectively, "Real Estate-Related Services") and (ii) pursue real estate investment opportunities outside of Reckson's traditional office and industrial sectors while creating a "research and development" vehicle for Reckson to explore and invest in alternative real estate sectors and thereby providing the potential for Reckson to incorporate one or more of these sectors into its core business.

     RSI, directly or through its affiliates, intends to (i) provide various Real Estate-Related Services to Reckson Operating Partnership, L.P. and its tenants, and the tenants and customers of RSVP (as defined below) and RSI's other affiliates and third parties, (ii) invest in and manage Reckson Strategic Venture Partners, LLC ("RSVP"), a real estate venture capital fund which has invested, and will continue to focus its investments, in real estate and real estate-related operating companies outside of Reckson's traditional office and industrial sectors and (iii) make or acquire (a) real estate or real estate-related investments other than REIT-Qualified Investments (as defined below) and (b) investments satisfying the Federal tax laws applicable to REITs ("REIT-Qualified Investments") made available to Reckson Operating Partnership, L.P. that it has chosen not to pursue. RSI, directly or through its affiliates, may also act as a lessee and operator of real estate owned by Reckson Operating Partnership, L.P. and others.

     It is anticipated that RSI will enter into an agreement with Reckson Operating Partnership, L.P. (the "Intercompany Agreement") pursuant to which RSI and Reckson Operating Partnership, L.P. will agree to provide each other with first opportunity rights in respect of certain types of transactions and activities, thereby reducing the potential for conflicts of interest between the parties by formalizing their relationship at the outset. Under the Intercompany Agreement, RSI will grant Reckson Operating Partnership, L.P. a right of first opportunity to make any REIT-Qualified Investment that it develops or that otherwise becomes available to RSI. In addition, in the event any such investment opportunity becomes available to an affiliate of RSI (including RSVP), such affiliate will be required to allow Reckson Operating Partnership, L.P. to participate in such investment opportunity to the extent of RSI's interest, if any, therein. Finally, Reckson Operating Partnership, L.P. will grant RSI a right of first opportunity to provide Real Estate-Related Services to Reckson Operating Partnership, L.P. and its tenants.

     It is anticipated that Reckson Operating Partnership, L.P. will establish a five-year credit facility with RSI (the "RSI Facility") comprised of two tranches: a tranche of up to $100 million for RSI to meet its commitment to RSVP (the "RSVP Tranche") and a $100 million tranche for RSI's other funding needs (the "RSI Tranche"). Reckson Operating Partnership, L.P. has approved the funding of investments of up to $100 million in or with RSVP, through (i) any capital contributions made to RSI prior to the spin-off distribution, (ii) advances under the RSVP Tranche of the RSI Facility or
(iii) joint venture investments in REIT-Qualified Investments with RSVP.

     Certain executive officers and directors of Reckson will serve as executive officers and directors of RSI.

     It is anticipated that RSI's initial investments will be comprised of
(i) a letter of intent to acquire a 58.69% interest in On-Site Ventures L.L.C. ("On-Site"), a company providing advanced telecommunication systems and services within commercial and residential buildings, (ii) an option to acquire a majority equity interest in a privately-held national executive office suites business, and (iii) its interest in the assets of RSVP (currently ACLC and Dobie Center (as defined below)).

     ON-SITE. RSI has entered into a letter of intent to acquire a 58.69% interest in On-Site, which has been formed as a joint venture to acquire and hold 100% of the equity interests of OnSite Access LLC and OnSite Access Local LLC (collectively, "OSA"). On-Site is engaged in the business of installing state-of-the-art telecommunications infrastructure in commercial and residential buildings and complexes, including wiring, cabling and transmission equipment, and providing telecommunication, computer and Internet services. OSA commenced operations in February 1997. Under the terms of the letter of intent, RSI will make an initial capital commitment of $6.5 million for a 58.69% interest in On-Site. An entity controlled by Jon L. Halpern, a director of Reckson who is one of the founders of OSA, contributed all of the assets used in the On-Site business and owns an interest in On-Site.

     OFFICE SUITES COMPANY. RSI has obtained an option from Reckson Management Group, Inc., a company in which Reckson Operating Partnership owns a 97% non-voting interest (the "Reckson Management Company"), to acquire a majority interest in Interoffice Superholdings Corporation a holding company of a national office suites business (the "Office Suites Company"). The ROPartners Managing Directors (as defined below) each own a minority interest in the Office Suites Company. RSI's option to acquire Reckson Management Company's interest in the Office Suites Company has a five-year term and is exercisable at any time at a price equal to Reckson Management Company's cost in acquiring the interest plus 8% interest from the date on which Reckson Management Company acquires its interest in the Office Suites Company. Management has determined that RSI will not exercise its option to acquire Reckson Management Company's interest in the Office Suites Company unless due diligence and an audit of such company's financial statements have been completed to its satisfaction.

     To the extent RSI exercises its option to acquire the Office Suites Company, RSI may seek to acquire a controlling ownership interest in Reckson Executive Centers LLC. Reckson Executive Centers LLC currently operates at nine of Reckson's properties encompassing approximately 100,800 rentable square feet. Reckson Executive Centers LLC provides tenants with furnished office suites and on-site support services including secretarial services, telecommunication services and conference facilities.

     REAL ESTATE VENTURE CAPITAL FUND. RSVP (formerly known as Reckson Opportunity Partners, L.P. ("ROPartners")) has acquired an interest in two investments: ACLC and the Dobie Center. Jon L. Halpern, a director of Reckson, and Martin Rabinowitz were formerly managing directors of ROPartners (the "ROPartners Managing Directors"). The ROPartners Managing Directors will each own minority interests in ACLC and the Dobie Center and have certain rights for additional investment in that platform. The ROPartners Managing Directors will not have any involvement in the future investments and operations of RSVP.

     ACLC. RSVP has acquired a 331/3% interest in a joint venture that owns a 76.09% interest in American Campus Lifestyles Companies, LLC ("ACLC"), a student housing enterprise which develops, constructs, manages and acquires on-
 and off-campus student housing projects, for $1.51 million. RSVP is negotiating to acquire an additional interest in such joint venture. The ROPartners Managing Directors each own an interest in such joint venture.
ACLC currently manages approximately 3,600 student beds in several different projects located in Texas, Oklahoma and Florida.

     DOBIE CENTER. RSVP has acquired a 331/3% interest in a joint venture that owns a 70% interest in the Dobie Center (the "Dobie Center"), a 27-story off-campus student housing project located directly opposite the campus of the University of Texas at Austin, for $3.62 million. The ROPartners Managing Directors each own a minority interest in such joint venture.

     The transactions described above involve various risks including risks associated with the limited assets that RSI owns, RSI's lack of operating history, management's lack of experience in certain sectors in which RSI is expected to operate, potential conflicts of interest between Reckson and its affiliates and RSI and its affiliates, RSI's dependence on Reckson Operating Partnership, L.P., RSI's current limited access to the capital markets and other funding sources, the existence of certain antitakeover provisions applicable to RSI, the limited trading of the RSI Common Stock and RSI's intention not to pay any dividends in the foreseeable future.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS


None




                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              RECKSON ASSOCIATES REALTY CORP.





                              /s/ J. Michael Maturo
                              -----------------------------------------
                              J. Michael Maturo
                              Executive Vice President
                              and Chief Financial Officer



Date:  February 12, 1998